EXHIBIT 12

                        PRIDE PETROLEUM SERVICES, INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                       -----------------------------------------------------  --------------------
                                         1990       1991       1992       1993       1994       1994       1995
Historical:
  Net earnings from continuing
    operations before provision for
    income taxes.....................  $   7,591  $   5,718  $  (1,359) $   3,319  $   8,134  $   5,006  $  16,967
  Add:
    Portion of rents representative
     of the interest factor..........        149       415       595       688       812       609       632
    Interest on indebtedness.........         84         14          3         10        207        170      4,614
    Amortization of deferred
      financing costs................     --         --         --         --         --         --             75
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Earnings as adjusted........  $   7,824  $   6,147  $    (761) $   4,017  $   9,153  $   5,785  $  22,288
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges:
  Portion of rents representative of
    the interest factor..............  $     149  $     415  $     595  $     688  $     812  $     609  $     632
  Interest on indebtedness...........         84         14          3         10        207        170      4,689
  Amortization of deferred financing
    costs............................     --         --         --         --         --         --             75
  Capitalized interest...............     --         --         --         --            458        219         15
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Fixed charges...............  $     233  $     429  $     598  $     698  $   1,477  $     998  $   5,411
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges...       33.6       14.3       (1.3)       5.8        6.2        5.8        4.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pro forma(1):
  Earnings as adjusted...............                                              $   9,153  $   5,785  $  22,288
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Fixed charges -- historical........                                              $   1,477  $     998  $   5,411
  Pro forma adjustments --
    Annual interest requirements of
      the Convertible Subordinated
      Debentures(2)..................                                                  4,200      3,150      3,150
    Annual amortization of deferred
      financing costs(3).............                                                    260        195        195
    Reduction of annual interest
      requirement....................                                                   (665)      (389)      (638)
                                                                                   ---------  ---------  ---------
         Pro forma fixed charges.....                                              $   5,272  $   3,954  $   8,118
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Pro forma ratio of earnings to fixed
  charges............................                                                    1.7        1.5        2.7
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
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(1) The pro forma computations give effect to the sale of the Debentures offered hereby.

(2) Based on an assumed interest rate of 6% per annum.

(3) Includes amortization of underwriters' discount ($2,100,000) and estimated offering expenses ($500,000) over the ten-year term of the Debentures.